--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

       Date of Report (Date of earliest event reported):  AUGUST 15, 1997

                        ADVANCED ENERGY INDUSTRIES, INC.

               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                        0-26966                 84-0846841
 (State or Other Jurisdiction      (Commission File Number)      (IRS Employer
      of Incorporation)                                          Identification
                                                                      No.)

  1625 SHARP POINT DRIVE, FORT COLLINS,       80525
                 COLORADO
 (Address of Principal Executive Offices)   (Zip Code)

       Registrant's telephone number, including area code:  970-221-4670

                                      N/A

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Advanced Energy Industries, Inc., a Delaware corporation (the "Company"), hereby amends its Current Report on Form 8-K dated August 15, 1997 (filed August 19, 1997) (the "Initial Report"), to read in its entirety as follows. Financial information omitted from the Initial Report pursuant to paragraphs (a)(4) and
(b)(2) of Item 7 of Form 8-K is included herein.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

    On August 15, 1997, the Company acquired Tower Electronics, Inc. ("Tower"), pursuant to a Share Purchase Agreement dated as of August 11, 1997, among the Company, Roger C. Hertel, an individual and the former sole shareholder of Tower ("Seller"), and Tower. Tower designs and manufactures custom, high performance switchmode power supplies that are used principally in the telecommunications, medical and non-impact printing industries. Tower's principal customers include U.S. Robotics (recently acquired by 3Com Corporation) and its contract manufacturer, VideoJet Systems International, Inc., Medtronic and Intermedics. Tower, together with its subsidiary (the "Tower Companies"), had revenues of $13.4 million for its fiscal year ended September 30, 1996. The purchase price consisted of $14.5 million in cash and a promissory note to Seller in the original principal amount of $1.5 million, which were delivered by the Company at closing, and an earn out provision, pursuant to which Seller will be entitled to additional consideration for his shares if Tower's sales achieve certain levels in 1998. The promissory note matures in August 1998 and is non-interest bearing. $12 million of the cash payment made at closing was funded by a term loan from Silicon Valley Bank and Bank of Hawaii, pursuant to a Loan and Security Agreement dated August 15, 1997. The acquisition will be accounted for using the purchase method of accounting. For additional information with respect to the Tower acquisition, see the Unaudited Pro Forma Condensed Consolidated Financial Statements set forth in Item 7 of this Form 8-K/A.

    The Company intends to continue Tower's manufacturing operations out of Tower's existing facilities, which consist of approximately 21,000 square feet of leased space in Fridley, Minnesota. The Company also has retained all of Tower's approximately 85 full-time employees.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    Historical consolidated financial statements with respect to the Tower Companies are provided as of and for the fiscal year ended September 30, 1996 (audited) and the nine-month periods ended June 30, 1997 and 1996 (unaudited).

    Pro forma results of operations reflecting the Tower acquisition, are based on the Company's and the Tower Companies' consolidated operating results for the year ended December 31, 1996 and for the six months ended June 30, 1997 and on certain assumptions and estimates, as set forth in the Unaudited Pro Forma Condensed Consolidated Financial Statements and the notes thereto. The pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 have been prepared as if the Tower acquisition had occurred on January 1, 1996. Such pro forma information is not necessarily indicative of the operating results that actually would have been achieved if the Tower acquisition had occurred on such date. In addition, operating results of the Tower Companies for the six months ended June 30, 1997 are not indicative of the results that may be expected for the entire year ending December 31, 1997 or any future period. Tower has experienced, and the Company expects that Tower will continue to experience, significant fluctuations in its quarterly operating results. Because Tower, like the Company, is a supplier of subsystems to original equipment manufacturers, Tower's operating results are affected by a number of factors, including economic conditions in the industries in which Tower's customers operate, timing and receipt of orders from major customers, customer cancellations and shipment delays, changes in customers' inventory management practices, pricing competition and manufacturing efficiencies. Specifically, approximately 74% of the Tower Companies' revenues for the nine months ended June 30, 1997 were attributable to Tower's sales to U.S. Robotics and its contract manufacturer. Tower's sales to U.S. Robotics and its contract manufacturer in the quarters ending September 30, 1997 and December 31, 1997 are expected to be significantly lower than such sales in the first two quarters of 1997. As a result, Tower's total sales are expected to be significantly lower in the six months ending December 31, 1997 than in the six months ended June 30, 1997. The Company expects that such decrease in sales also may adversely affect Tower's gross margins during such period, principally due to reduced absorption of manufacturing overhead costs. However, the Company does not believe that Tower's expected operating results through the end of 1997 will have a material adverse effect on the Company's consolidated results of operations during such period.

    The foregoing statements as to the Company's expectations with respect to Tower's operating results, and the effects of such results, are forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties. Tower's and the Company's actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those set forth above and in the prospectus included in the Company's registration statement on Form S-3 (File No. 333-34039), as amended.

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                                                                                                                    PAGE
                                                                                                                  ---------
AUDITED FINANCIAL STATEMENTS
Report of Coopers & Lybrand L.L.P., Independent Accountants.....................................................        F-1
Consolidated Balance Sheet as of September 30, 1996.............................................................        F-2
Consolidated Statement of Operations for the year ended September 30, 1996......................................        F-3
Consolidated Statement of Stockholder's Equity for the year ended September 30, 1996............................        F-4
Consolidated Statement of Cash Flows for the year ended September 30, 1996......................................        F-5
Notes to Consolidated Financial Statements......................................................................        F-6

UNAUDITED FINANCIAL STATEMENTS
Consolidated Balance Sheet as of June 30, 1997..................................................................       F-11
Consolidated Statements of Operations for the nine months ended June 30, 1997 and 1996..........................       F-12
Consolidated Statements of Cash Flows for the nine months ended June 30, 1997 and 1996..........................       F-13
Notes to Consolidated Financial Statements (Unaudited)..........................................................       F-14

    (b) PRO FORMA FINANCIAL INFORMATION.

Unaudited Pro Forma Condensed Consolidated Financial Statements.................................................       F-20
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997....................................       F-21
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996.........       F-22
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1997.......       F-23
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements........................................       F-24

    (c) EXHIBITS

        2.1 Share Purchase Agreement, dated as of August 11, 1997, by and among the Company, Roger C. Hertel and Tower Electronics, Inc. (incorporated by reference to the Initial Report)

       23.1 Consent of Coopers & Lybrand L.L.P.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Tower Electronics, Inc.:

    We have audited the accompanying consolidated balance sheet of Tower Electronics, Inc. and Subsidiary as of September 30, 1996, and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tower Electronics, Inc. and Subsidiary as of September 30, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
August 12, 1997

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1996

                                          ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $ 954,808
  Receivables:
    Trade.......................................................................  1,966,276
    Stockholder.................................................................     12,870
  Inventories...................................................................  1,848,046
  Prepaid expenses and other....................................................     12,809
  Deferred income taxes.........................................................     32,000
                                                                                  ---------
    Total current assets........................................................  4,826,809

Machinery, equipment, building and improvements, net............................    741,887
Deferred income taxes...........................................................      6,000
Other...........................................................................      1,022
Minority deficiency in subsidiary...............................................         94
                                                                                  ---------
    Total assets................................................................  $5,575,812
                                                                                  ---------
                                                                                  ---------

                           LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Debt obligations, current portion.............................................     36,956
  Notes payable, stockholder and affiliate......................................    347,644
  Accounts payable..............................................................  1,128,454
  Accrued expenses:
    Salaries, bonuses, vacation and payroll taxes...............................    415,388
    Profit sharing..............................................................     75,118
    Other.......................................................................     14,689
  Income taxes payable..........................................................    483,932
                                                                                  ---------
    Total current liabilities...................................................  2,502,181

Debt obligations, less current portion..........................................    157,006
                                                                                  ---------
    Total liabilities...........................................................  2,659,187
                                                                                  ---------
Stockholder's equity:
  Common stock, $1 par value; 2,000,000 authorized shares, 950 shares issued and
    outstanding.................................................................        950
  Additional paid-in capital....................................................      9,500
  Retained earnings.............................................................  2,906,175
                                                                                  ---------
    Total stockholder's equity..................................................  2,916,625
                                                                                  ---------
    Total liabilities and stockholder's equity..................................  $5,575,812
                                                                                  ---------
                                                                                  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1996

Net sales......................................................................  $13,400,954
Cost of goods sold.............................................................   9,768,600
                                                                                 ----------
    Gross profit...............................................................   3,632,354
Operating expenses:
  Selling, general and administrative..........................................     771,824
  Research and development.....................................................     647,062
                                                                                 ----------
    Income from operations.....................................................   2,213,468
Other (expense) income:
  Interest expense.............................................................     (52,584)
  Interest income..............................................................      13,227
  Other, net...................................................................       6,897
                                                                                 ----------
    Income before income taxes and minority interest in loss of subsidiary.....   2,181,008
                                                                                 ----------
Provision (benefit) for income taxes:
  Current......................................................................     798,000
  Deferred.....................................................................      (7,000)
                                                                                 ----------
                                                                                    791,000
                                                                                 ----------
    Income before minority interest in loss of subsidiary......................   1,390,008
Minority interest in loss of subsidiary........................................         181
                                                                                 ----------
Net income.....................................................................  $1,390,189
                                                                                 ----------
                                                                                 ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                     FOR THE YEAR ENDED SEPTEMBER 30, 1996

                                                 COMMON STOCK
                                          --------------------------
                                             SHARES                   ADDITIONAL                 TOTAL
                                           ISSUED AND                   PAID-IN    RETAINED   STOCKHOLDER'S
                                           OUTSTANDING     AMOUNT       CAPITAL    EARNINGS     EQUITY
                                          -------------  -----------  -----------  ---------  -----------
Balance, October 1, 1995................          950     $     950    $   9,500   $1,515,986  $1,526,436
Net income..............................                                           1,390,189   1,390,189
                                                  ---         -----   -----------  ---------  -----------
Balance, September 30, 1996.............          950     $     950    $   9,500   $2,906,175  $2,916,625
                                                  ---         -----   -----------  ---------  -----------
                                                  ---         -----   -----------  ---------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                     FOR THE YEAR ENDED SEPTEMBER 30, 1996

Cash flows from operating activities:
  Net income....................................................................  $1,390,189
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................................    170,040
    Minority interest in loss of subsidiary.....................................       (181)
    Deferred income taxes.......................................................     (7,000)
    Changes in operating assets and liabilities:
      Receivables...............................................................   (631,979)
      Inventories...............................................................   (271,355)
      Prepaid expenses and other................................................        162
      Accounts payable..........................................................    (17,699)
      Accrued expenses..........................................................    150,124
      Income taxes payable......................................................    282,569
                                                                                  ---------
    Net cash provided by operating activities...................................  1,064,870
                                                                                  ---------
Cash flows from investing activities:
  Purchase of machinery, equipment, building and improvements...................   (257,720)
  Advances to stockholder, net..................................................     (7,231)
  Other.........................................................................     (1,282)
                                                                                  ---------
    Net cash used in investing activities.......................................   (266,233)
                                                                                  ---------
Cash flows from financing activities:
  Payment of principal on note payable, bank....................................   (285,000)
  Borrowings on notes payable, stockholder and affiliate........................    228,244
  Payment of principal on notes payable, stockholder and affiliate..............   (230,000)
  Proceeds from issuance of long-term debt......................................    225,000
  Payment of principal on long-term debt........................................    (31,038)
                                                                                  ---------
    Net cash used in financing activities.......................................    (92,794)
                                                                                  ---------
Increase in cash and cash equivalents...........................................    705,843
Cash and cash equivalents, beginning of year....................................    248,965
                                                                                  ---------
Cash and cash equivalents, end of year..........................................  $ 954,808
                                                                                  ---------
                                                                                  ---------
Supplemental cash flow information:
  Cash paid during the year for:
    Interest....................................................................  $  54,900
    Income taxes................................................................    515,431

   The accompanying notes are an integral part of the consolidated financial statements.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION:

    Tower Electronics, Inc. is engaged in the business of developing, manufacturing, marketing, distributing and servicing certain power supplies, including custom, high-performance, switching power supplies and AC/DC converters used in the electronics and medical industries. A significant portion of the Company's sales are concentrated in several customers (see Note 7). The Company's subsidiary, Hertel Aviation, L.L.C., owns and leases aircraft and storage space to Tower Electronics, Inc.

    PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include the operations of Tower Electronics, Inc. and its 99% owned subsidiary, Hertel Aviation, L.L.C. (the Subsidiary) (together referred to as the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company keeps all of its cash and cash equivalents with one financial institution, the same institution with which the Company has its working capital line of credit.

    ACCOUNTS RECEIVABLE:

    The Company sells its power supplies to manufacturers of electronic goods. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for potential credit losses, which historically have been insignificant.

    INVENTORIES:

    Inventories are valued at the lower of cost or market, with cost determined on the first-in, first-out basis.

    MACHINERY, EQUIPMENT, BUILDING AND IMPROVEMENTS:

    Machinery and equipment, recorded at cost, are depreciated using accelerated methods over the estimated useful lives of the assets of three to seven years. A building, recorded at cost, is depreciated using the straight-line method over its estimated useful life of 39 years. Leasehold improvements, recorded at cost, are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the remaining term of the lease. The cost and related accumulated depreciation or amortization on asset disposals are removed from the accounts and any gain or loss thereon is included in operations. Maintenance, repairs and minor renewals are charged to expense as incurred, while additions and betterments are capitalized.

    INCOME TAXES:

    Tower Electronics, Inc. and its Subsidiary file separate federal and state income tax returns. The Subsidiary is a limited liability company and files tax returns as a partnership. As a limited liability company, all taxable income flows through and is taxable to the Company and the minority member of the Subsidiary.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Deferred income tax assets and liabilities are recognized for the expected future tax consequences of differences between the financial statement and tax bases of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

    REVENUE RECOGNITION:

    Sales are recorded as products are shipped or services are rendered.

    RESEARCH AND DEVELOPMENT:

    Research and development costs are expensed as incurred.

    USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas which require the use of management's estimates relate to the determination of the allowances for uncollectible accounts receivable and inventory obsolescence and the estimated useful lives of depreciable machinery, equipment, building and improvements.

2. SUPPLEMENTAL FINANCIAL DATA

    TRADE RECEIVABLES:

    Trade receivables on the consolidated balance sheet is shown net of an allowance for doubtful accounts of $1,000 at September 30, 1996.

    INVENTORIES:

    Inventories at September 30, 1996, consisted of the following:

Raw materials...................................................  $ 827,400
Work in process.................................................  1,020,646
                                                                  ---------
                                                                  $1,848,046
                                                                  ---------
                                                                  ---------

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

2. SUPPLEMENTAL FINANCIAL DATA (CONTINUED)
    MACHINERY, EQUIPMENT, BUILDING AND IMPROVEMENTS:

    Machinery, equipment, building and improvements at September 30, 1996, consisted of the following:

Machinery and equipment.........................................  $ 758,068
Transportation equipment........................................    395,721
Office equipment................................................     37,712
Building, airplane hangar.......................................    132,884
Leasehold improvements..........................................     34,504
                                                                  ---------
                                                                  1,358,889
Less accumulated depreciation and amortization..................   (617,002)
                                                                  ---------
                                                                  $ 741,887
                                                                  ---------
                                                                  ---------

3. FINANCING ARRANGEMENTS

    The Company has a working capital line of credit with a bank providing for borrowings of up to $350,000. The line of credit bears interest at a rate of 1% over the prime rate (the prime interest rate was 8.25% at September 30, 1996) and expires on January 31, 1998. Borrowings under the line of credit are due upon demand, are collateralized by the assets of the Company, and are personally guaranteed by the Company's stockholder. There was no outstanding balance on the line of credit at September 30, 1996.

    Debt obligations at September 30, 1996, are as follows:

Equipment term note, original amount of $225,000, interest at
  8.5%, payable in monthly principal and interest payments of
  $4,616 through December 2000, collateralized by transportation equipment with a net book value of approximately $269,000 and personally guaranteed by the Company's stockholder..............  $ 193,962

Stockholder notes, due on demand and bearing interest at the same
  rate as the Company's line of credit(a).........................    347,644
                                                                    ---------
                                                                      541,606
Less current portion..............................................    384,600
                                                                    ---------
                                                                    $ 157,006
                                                                    ---------
                                                                    ---------

(a) One stockholder note of $130,000 is collateralized by a building with a carrying value of approximately $131,000. The remaining stockholder note is not collateralized.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

3. FINANCING ARRANGEMENTS (CONTINUED)
    Future principal payments due on the debt obligations in the next five fiscal years are as follows:

                                                          STOCKHOLDER    OTHER       TOTAL
                                                          -----------  ----------  ----------
1997....................................................   $ 347,644   $   36,956  $  384,600
1998....................................................                   43,727      43,727
1999....................................................                   47,592      47,592
2000....................................................                   51,798      51,798
2001....................................................                   13,889      13,889
                                                          -----------  ----------  ----------
                                                           $ 347,644   $  193,962  $  541,606
                                                          -----------  ----------  ----------
                                                          -----------  ----------  ----------

    In April 1997, the Company repaid a stockholder note with a principal balance of $217,644 and, in July 1997, the Subsidiary repaid the remaining balance on the equipment term note. In addition, in July 1997, the Subsidiary borrowed $800,000 under a new equipment term note for the purchase of an airplane.

4. RETIREMENT PLANS

    The Company has a qualified noncontributory defined contribution profit-sharing plan covering all full-time employees who meet the plan's age and length of service requirements. Contributions under the plan are made at the discretion of the Board of Director up to the maximum amount deductible for income tax purposes. The Company's contribution to the plan was $75,234 for fiscal year 1996.

    The Company also has a qualified contributory defined contribution retirement plan under Section 401(k) of the Internal Revenue Code which covers all full-time employees who meet certain eligibility requirements. Voluntary contributions may be made to the plan by the employees. Matching Company contributions under the plan are made at the discretion of the Board of Director. The Company's matching contribution to the 401(k) plan was $14,762 for fiscal year 1996.

5. LEASE COMMITMENT

    The Company leases its office and manufacturing facility and the land on which its hangar facility is located under operating lease agreements which expire in fiscal years 2000 and 1997, respectively. Terms of the leases include payment of a minimum monthly base rent, in addition to the payment of utilities and a pro rata share of real estate taxes and building operating expenses. In addition, the Company leases various equipment under short-term operating leases. Total rental expense was $122,654 for fiscal year 1996, which included rental expense of $120,264 for the office and manufacturing facility.

    Approximate minimum future lease payments required under the leases in future fiscal years are as follows:

1997..............................................................  $  79,000
1998..............................................................     82,000
1999..............................................................     75,000
2000..............................................................      6,000
                                                                    ---------
                                                                    $ 242,000
                                                                    ---------
                                                                    ---------

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

6. INCOME TAXES

    Net deferred income tax assets include the following:

Accrued vacation pay...............................................  $  23,500
Inventory overhead capitalization..................................      8,000
Depreciation.......................................................      6,000
Other..............................................................        500
                                                                     ---------
                                                                     $  38,000
                                                                     ---------
                                                                     ---------

    The reconciliation of the federal statutory income tax rate to the Company's effective income tax rate for fiscal year 1996 is as follows:

Federal statutory income tax rate.....................................       34.0%
State taxes, net of federal benefit...................................        2.0
Other.................................................................         .3
                                                                              ---
                                                                             36.3%
                                                                              ---
                                                                              ---

7. SIGNIFICANT CUSTOMERS

    Approximately 81% of the Company's sales in fiscal year 1996 were derived from three significant customers. These customers accounted for approximately 88% of the accounts receivable at September 30, 1996. The following is a summary of these significant customers:

                                                                                          ACCOUNTS
                                                                             SALES       RECEIVABLE
                                                                             -----     ---------------
Customer A..............................................................          36%             1%
Customer B..............................................................          29%            82%
Customer C..............................................................          16%             5%

8. SUBSEQUENT EVENT

    On August 11, 1997, the Company's sole stockholder entered into a purchase agreement to purchase the Company's 99% interest in Hertel Aviation, L.L.C. and then sell all outstanding common stock of Tower Electronics, Inc. to a third party. The transactions are subject to the completion of the third-party buyer's due diligence investigation and certain other provisions of the agreement, and are scheduled to close in mid-August 1997.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 1997

                                  (UNAUDITED)

                                                      ASSETS
                                                                                                          1997
                                                                                                      ------------
Current assets:
  Cash and cash equivalents.........................................................................  $  1,993,583
  Receivables:
    Trade...........................................................................................     1,553,747
    Stockholder and affiliated company..............................................................       109,050
  Inventories.......................................................................................     2,737,418
  Prepaid expenses and other........................................................................         8,053
  Deferred income taxes.............................................................................        50,000
                                                                                                      ------------
    Total current assets............................................................................     6,451,851

Machinery, equipment, building and improvements, net................................................       711,210
Deferred income taxes...............................................................................         7,000
Other...............................................................................................           830
Minority deficiency in subsidiary...................................................................            98
                                                                                                      ------------
    Total assets....................................................................................  $  7,170,989
                                                                                                      ------------
                                                                                                      ------------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Debt obligations, current portion.................................................................        43,114
  Notes payable, stockholder........................................................................       130,000
  Accounts payable..................................................................................     1,251,294
  Accrued expenses:
    Salaries, bonuses, vacation and payroll taxes...................................................       214,109
    Profit sharing..................................................................................        67,579
    Other...........................................................................................        33,690
  Income taxes payable Income.......................................................................        67,932
                                                                                                      ------------
    Total current liabilities.......................................................................     1,807,718

Debt obligations, less current portion..............................................................       120,827
                                                                                                      ------------
    Total liabilities...............................................................................     1,928,545
                                                                                                      ------------
Stockholder's equity:
  Common stock, $1 par value; 2,000,000 authorized shares, 950 shares issued and outstanding........           950
  Additional paid-in capital........................................................................         9,500
  Retained earnings.................................................................................     5,231,994
                                                                                                      ------------
    Total stockholder's equity......................................................................     5,242,444
                                                                                                      ------------
    Total liabilities and stockholder's equity......................................................  $  7,170,989
                                                                                                      ------------
                                                                                                      ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE NINE MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                                                                                         1997           1996
                                                                                     -------------  -------------
Net sales..........................................................................  $  15,087,290  $   9,201,733
Cost of goods sold.................................................................     10,498,907      6,696,950
                                                                                     -------------  -------------
    Gross profit...................................................................      4,588,383      2,504,783
Operating expenses:
  Selling, general and administrative..............................................        605,897        491,429
  Research and development.........................................................        314,537        260,682
                                                                                     -------------  -------------
    Income from operations.........................................................      3,667,949      1,752,672
Other (expense) income:
  Interest income..................................................................         39,032          7,780
  Interest expense.................................................................        (35,657)       (40,145)
  Other, net.......................................................................          3,784          1,443
                                                                                     -------------  -------------
    Income before income taxes and minority interest in loss of subsidiary.........      3,675,108      1,721,750
                                                                                     -------------  -------------
Provision (benefit) for income taxes:
  Current..........................................................................      1,369,000        665,000
  Deferred.........................................................................        (19,000)        (5,000)
                                                                                     -------------  -------------
                                                                                         1,350,000        660,000
                                                                                     -------------  -------------
    Income before minority interest in loss of subsidiary..........................      2,325,108      1,061,750
Minority interest in loss of subsidiary............................................            711            149
                                                                                     -------------  -------------
Net income.........................................................................  $   2,325,819  $   1,061,899
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE NINE MONTHS ENDED JUNE 30, 1997 AND 1996

                                  (UNAUDITED)

                                                                                   1997        1996
                                                                                ----------  ----------
Cash flows from operating activities:
  Net income..................................................................  $2,325,819  $1,061,899
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................     186,572     110,820
    Minority interest in loss of subsidiary...................................        (711)       (149)
    Deferred income taxes.....................................................     (19,000)     (5,000)
    Loss on disposal of equipment.............................................       5,269      --
    Provision for bad debts...................................................       4,000      --
    Provision for inventory obsolescence......................................      32,460      --
    Changes in operating assets and liabilities:
      Receivables.............................................................     408,529     (14,324)
      Inventories.............................................................    (921,832)   (341,643)
      Prepaid expenses and other..............................................       4,756      (3,426)
      Accounts payable........................................................     103,512    (442,481)
      Accrued expenses........................................................    (189,817)   (140,778)
      Income taxes payable....................................................    (416,000)    225,859
                                                                                ----------  ----------
    Net cash provided by operating activities.................................   1,523,557     450,777
                                                                                ----------  ----------
Cash flows from investing activities:
  Purchase of machinery, equipment, building and improvements.................    (141,644)   (250,335)
  Advances to stockholder and affiliate company, net..........................     (96,180)    (16,676)
                                                                                ----------  ----------
    Net cash used in investing activities.....................................    (237,824)   (267,011)
                                                                                ----------  ----------
Cash flows from financing activities:
  Borrowings on notes payable, stockholder and affiliate......................      --         228,244
  Payment of principal on notes payable, stockholder and affiliate............    (217,644)   (230,000)
  Proceeds from issuance of long-term debt....................................      --         225,000
  Payment of principal on debt................................................     (30,021)   (306,447)
  Payment of organizational costs.............................................      --          (1,282)
  Minority membership contribution to subsidiary..............................         707      --
                                                                                ----------  ----------
    Net cash used in financing activities.....................................    (246,958)    (84,485)
                                                                                ----------  ----------
Increase in cash and cash equivalents.........................................   1,038,775      99,281
Cash and cash equivalents, beginning of period................................     954,808     248,965
                                                                                ----------  ----------
Cash and cash equivalents, end of period......................................  $1,993,583  $  348,246
                                                                                ----------  ----------
                                                                                ----------  ----------
Supplemental cash flow information:
  Cash paid during the nine-month period for:
    Interest..................................................................  $   26,638  $   29,267
    Income taxes..............................................................   1,785,000     439,141

Noncash investment and financing transaction:

    During the nine-month period ended June 30, 1997, the Company acquired $19,328 of equipment for which payment had not yet been made at June 30, 1997. Accordingly, the purchase price is included in accounts payable at June 30, 1997.

   The accompanying notes are an integral part of the consolidated financial statements.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION:

    Tower Electronics, Inc. is engaged in the business of developing, manufacturing, marketing, distributing and servicing certain power supplies, including custom, high-performance, switching power supplies and AC/DC converters used in the electronics and medical industries. A significant portion of the Company's sales are concentrated in several customers (see Note 7). The Company's subsidiary, Hertel Aviation, L.L.C., owns and leases aircraft and storage space to Tower Electronics, Inc.

    PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include the operations of Tower Electronics, Inc. and its 99% owned subsidiary, Hertel Aviation, L.L.C. (the Subsidiary) (together referred to as the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company keeps all of its cash and cash equivalents with one financial institution, the same institution with which the Company has its working capital line of credit.

    ACCOUNTS RECEIVABLE:

    The Company sells its power supplies to manufacturers of electronic goods. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for potential credit losses, which historically have been insignificant.

    INVENTORIES:

    Inventories are valued at the lower of cost or market, with cost determined on the first-in, first-out basis.

    MACHINERY, EQUIPMENT, BUILDING AND IMPROVEMENTS:

    Machinery and equipment, recorded at cost, are depreciated using accelerated methods over the estimated useful lives of the assets of three to seven years. A building, recorded at cost, is depreciated using the straight-line method over its estimated useful life of 39 years. Leasehold improvements, recorded at cost, are amortized using the straight-line method over the shorter of the estimated useful life of the improvements or the remaining term of the lease. The cost and related accumulated depreciation or amortization on asset disposals are removed from the accounts and any gain or loss thereon is included in operations. Maintenance, repairs and minor renewals are charged to expense as incurred, while additions and betterments are capitalized.

    INCOME TAXES:

    Tower Electronics, Inc. and its Subsidiary file separate federal and state income tax returns. The Subsidiary is a limited liability company and files tax returns as a partnership. As a limited liability

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) company, all taxable income flows through and is taxable to the Company and the minority member of the Subsidiary.

    Deferred income tax assets and liabilities are recognized for the expected future tax consequences of differences between the financial statement and tax bases of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

    REVENUE RECOGNITION:

    Sales are recorded as products are shipped or services are rendered.

    RESEARCH AND DEVELOPMENT:

    Research and development costs are expensed as incurred.

    USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas which require the use of management's estimates relate to the determination of the allowances for uncollectible accounts receivable and inventory obsolescence and the estimated useful lives of depreciable machinery, equipment, building and improvements.

2. SUPPLEMENTAL FINANCIAL DATA

    TRADE RECEIVABLES:

    Trade receivables on the consolidated balance sheet is shown net of an allowance for doubtful accounts of $5,000 at June 30, 1997.

    RECEIVABLES, STOCKHOLDER AND AFFILIATED COMPANY:

    Receivables due from the Company's stockholder and an affiliated company which is wholly owned by the Company's stockholder at June 30, 1997, consisted of the following:

Stockholder.......................................................  $ 102,919
Affiliated company................................................      6,131
                                                                    ---------
                                                                    $ 109,050
                                                                    ---------
                                                                    ---------

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                                  (UNAUDITED)

2. SUPPLEMENTAL FINANCIAL DATA (CONTINUED)
    INVENTORIES:

    Inventories at June 30, 1997, consisted of the following:

Raw materials...................................................  $1,104,062
Work in process.................................................  1,535,582
Finished goods..................................................     97,774
                                                                  ---------
                                                                  $2,737,418
                                                                  ---------
                                                                  ---------

    MACHINERY, EQUIPMENT, BUILDING AND IMPROVEMENTS:

    Machinery, equipment, building and improvements at June 30, 1997, consisted of the following:

Machinery and equipment.........................................  $ 706,614
Transportation equipment........................................    448,431
Office equipment................................................     55,704
Building, airplane hangar.......................................    188,208
Leasehold improvements..........................................     34,504
                                                                  ---------
                                                                  1,433,461
Less accumulated depreciation and amortization..................   (722,251)
                                                                  ---------
                                                                  $ 711,210
                                                                  ---------
                                                                  ---------

3. FINANCING ARRANGEMENTS

    The Company has a working capital line of credit with a bank providing for borrowings of up to $350,000. The line of credit bears interest at a rate of 1% over the prime rate (the prime interest rate was 8.5% at June 30, 1997), and expires on January 31, 1998. Borrowings under the line of credit are due on demand, are collateralized by the assets of the Company, and are personally guaranteed by the Company's stockholder. There was no outstanding balance on the line of credit at June 30, 1997.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                                  (UNAUDITED)

3. FINANCING ARRANGEMENTS (CONTINUED)
    Debt obligations at June 30, 1997, are as follows:

Equipment term note, with interest at 8.5%, payable in monthly principal and interest payments of $4,616 through December 2000, collateralized by transportation equipment with a net book value of approximately $188,500 and personally guaranteed by the
  Company's stockholder...........................................  $ 163,941

Stockholder note, due on demand and bearing interest at the same rate as the Company's line of credit, collateralized by a
  building with a net book value of approximately $184,000........    130,000
                                                                    ---------
                                                                      293,941
Less current portion..............................................    173,114
                                                                    ---------
                                                                    $ 120,827
                                                                    ---------
                                                                    ---------

    In July 1997, the Subsidiary repaid the remaining balance on the equipment term note. In addition, in July 1997, the Subsidiary borrowed $800,000 under a new equipment term note for the purchase of an airplane.

    Future principal payments due on the debt obligations in the next five fiscal years are as follows:

YEAR ENDING JUNE 30                                           STOCKHOLDER    OTHER       TOTAL
------------------------------------------------------------  -----------  ----------  ----------
1998........................................................   $ 130,000   $   43,114  $  173,114
1999........................................................                   46,924      46,924
2000........................................................                   51,072      51,072
2001........................................................                   22,831      22,831
                                                              -----------  ----------  ----------
                                                               $ 130,000   $  163,941  $  293,941
                                                              -----------  ----------  ----------
                                                              -----------  ----------  ----------

4. RETIREMENT PLANS

    The Company has a qualified noncontributory defined contribution profit-sharing plan covering all full-time employees who meet the plan's age and length of service requirements. Contributions under the plan are made at the discretion of the Board of Director up to the maximum amount deductible for income tax purposes. The Company's accrued contributions to the plan of $67,579 and $56,250 for the nine-month periods ended June 30, 1997 and 1996, respectively.

    The Company also has a qualified contributory defined contribution retirement plan under Section 401(k) of the Internal Revenue Code which covers all full-time employees who meet certain eligibility requirements. Voluntary contributions may be made to the plan by the employees. Matching Company contributions under the plan are made at the discretion of the Board of Director. The Company's matching contributions to the 401(k) plan were $17,071 and $9,538 for the nine-month periods ended June 30, 1997 and 1996, respectively.

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                                  (UNAUDITED)

5. LEASE COMMITMENT

    The Company leases its office and manufacturing facility and the land on which its hangar facility is located under operating lease agreements which expire at various dates through December 1999. Terms of the leases include payment of a minimum monthly base rent, in addition to the payment of utilities and a pro rata share of real estate taxes and building operating expenses. In addition, the Company leases various equipment under short-term operating leases. Total rental expense was $109,030 and $92,484 for the nine-month periods ended June 30, 1997 and 1996, respectively, which included rental expense of $106,909 and $90,529, respectively, for the office and manufacturing facility.

    Approximate minimum future lease payments required under the leases in future fiscal years are as follows for the years ending June 30:

1998..............................................................  $  81,500
1999..............................................................     85,000
2000..............................................................     16,500
                                                                    ---------
                                                                    $ 183,000
                                                                    ---------
                                                                    ---------

6. INCOME TAXES

    Net deferred income tax assets include the following:

Accrued vacation pay...............................................  $  27,500
Inventory reserve..................................................     11,500
Inventory overhead capitalization..................................      9,000
Depreciation.......................................................      7,000
Other..............................................................      2,000
                                                                     ---------
                                                                     $  57,000
                                                                     ---------
                                                                     ---------

    The reconciliation of the federal statutory income tax rate to the Company's effective income tax rate for the nine-month periods ended June 30, 1997 and 1996, are as follows:

                                                                 1997         1996
                                                              -----------  -----------
Federal statutory income tax rate...........................        34.0%        34.0%
State taxes, net of federal benefit.........................         2.1          2.0
Other.......................................................          .6          2.3
                                                                     ---          ---
                                                                    36.7%        38.3%
                                                                     ---          ---
                                                                     ---          ---

                     TOWER ELECTRONICS, INC. AND SUBSIDIARY

                                  (UNAUDITED)

7. SIGNIFICANT CUSTOMERS

    Approximately 88% and 77% of the Company's sales in the nine-month periods ended June 30, 1997 and 1996, respectively, were derived from three significant customers. The following is a summary of these significant customers:

                                                                                    1997         1996
                                                                                    SALES        SALES
                                                                                    -----        -----
Customer A.....................................................................           3%          52%
Customer B.....................................................................          74%           7%
Customer C.....................................................................          11%          18%

8. SUBSEQUENT EVENT

    On August 15, 1997, the Company's sole stockholder purchased the Company's 99% interest in Hertel Aviation, L.L.C. and sold all of his outstanding common stock of Tower Electronics, Inc. to Advanced Energy Industries, Inc.

                        ADVANCED ENERGY INDUSTRIES, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1997 is based on the unaudited historical financial data of Advanced Energy Industries, Inc. (the "Company") and of Tower Electronics, Inc. ("Tower") and subsidiary (together, the "Tower Companies") and has been prepared as if the acquisition of Tower had occurred on June 30, 1997. The estimated fair values presented for the assets acquired pursuant to the terms of the acquisition are based upon independent appraisal.

    The Company acquired Tower on August 15, 1997, pursuant to a Share Purchase Agreement dated as of August 11, 1997. Tower is a designer and manufacturer of custom, high performance switchmode power supplies that are used principally in the telecommunications, medical and non-impact printing industries. The purchase price consisted of $14.5 million in cash and a $1.5 million non-interest bearing promissory note to the seller, which were delivered by the Company at closing, as well as an earnout provision, pursuant to which the seller will be entitled to additional consideration if Tower's sales achieve certain levels in 1998 (such sales must be at least $16 million before any amount will be payable pursuant to the earnout provision). The promissory note matures in August 1998. In connection with the acquisition, the Company executed a $12 million term loan, with interest at the Prime Rate minus 0.25% (adjustable to the Prime Rate minus 0.50% if certain financial ratios are achieved) payable quarterly and with principal payable in twenty equal quarterly installments of $600,000, commencing October 1, 1997. The term loan matures in August 2002, with prepayment on the loan resulting in a penalty of 0.75% of the amount prepaid. The acquisition will be accounted for using the purchase method of accounting and will result in a one-time charge of $3,080,000 for in-process research and development costs in connection with the acquisition, which is not shown in the accompanying pro forma statements of operations since the charge is non-recurring.

    The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 have been prepared as if the acquisition had occurred on January 1, 1996. The Company and the Tower Companies have fiscal year ends of December 31 and September 30, respectively. The accompanying pro forma condensed consolidated statement of operations for the year ended December 31, 1996 includes the operating results of the Company and the Tower Companies for the twelve months ended December 31, 1996 and September 30, 1996, respectively. The Company believes this presentation is representative of the combined results of operations of the Company and the Tower Companies for the twelve months ended December 31, 1996. The accompanying pro forma condensed consolidated statement of operations for the six months ended June 30, 1997 includes the operating results of the Company and the Tower Companies for the six months ended June 30, 1997. Total consolidated revenues and net income of the Tower Companies for the three months ended December 31, 1996 totaled approximately $4,255,000 and $588,000.

    The pro forma information is not necessarily indicative of what the Company's financial position or results of operations would have been had the acquisition of Tower occurred during any of the periods presented, nor does it purport to project the Company's financial position or results of operations for any future periods.

    Concurrent with the acquisition of Tower, the Company sold a majority owned subsidiary of Tower, Hertel Aviation, a small aircraft leasing company ("Hertel"), to the selling stockholder for an amount approximating book value. Tower has reflected Hertel's net assets (a liability of $77,000) in the accompanying unaudited pro forma condensed consolidated balance sheet as net assets held for sale and included such assets in the Other Liability caption. The disposition of Hertel is reflected within the pro forma adjustments to the pro forma consolidated balance sheet, but not within the pro forma condensed consolidated statements of operations since Hertel's operations were insignificant for the periods presented.

                        ADVANCED ENERGY INDUSTRIES, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                                           ADVANCED
                                                            ENERGY        TOWER         PRO FORMA
                                                          (HISTORICAL) (HISTORICAL)    ADJUSTMENTS      PRO FORMA
                                                          -----------  -----------  -----------------  -----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................   $  11,183    $   1,971   $  (2,295)(A)       $  10,859
  Accounts receivable, net..............................      26,154        1,876        (212)(A)          27,818
  Inventories...........................................      16,169        2,737          --              18,906
  Other current assets..................................       1,860           58          --               1,918
                                                          -----------  -----------    -------          -----------
        Total current assets............................      55,366        6,642      (2,507)             59,501
                                                          -----------  -----------    -------          -----------
PROPERTY AND EQUIPMENT, net.............................       9,028          292          --               9,320
OTHER ASSETS............................................       1,657            7       7,497(B)            9,161
                                                          -----------  -----------    -------          -----------
    Total Assets........................................   $  66,051    $   6,941   $   4,990           $  77,982
                                                          -----------  -----------    -------          -----------
                                                          -----------  -----------    -------          -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable......................................   $   6,296    $   1,252   $      --           $   7,548
  Accrued liabilities and expenses......................       7,568          370          --               7,938
  Current position of long-term debt....................         745       --           3,789(C)            4,534
                                                          -----------  -----------    -------          -----------
        Total current liabilities.......................      14,609        1,622       3,789              20,020
                                                          -----------  -----------    -------          -----------
LONG-TERM DEBT..........................................         789                    9,600(C)           10,389
DEFERRED INCOME TAXES AND OTHER.........................          28           77         (77)(D)              28
                                                          -----------  -----------    -------          -----------
    Total liabilities...................................      15,426        1,699      13,312              30,437
                                                          -----------  -----------    -------          -----------
                                                          -----------  -----------    -------          -----------
STOCKHOLDERS' EQUITY
  Common stock..........................................          21            1          (1)(E)              21
  Additional paid-in capital............................      23,102            9          (9)(E)          23,102
  Retained earnings.....................................      29,120        5,232      (8,312)(E)(F)       26,040
  Other.................................................      (1,618)                                      (1,618)
                                                          -----------  -----------    -------          -----------
    Total stockholders' equity..........................      50,625        5,242      (8,322)             47,545
                                                          -----------  -----------    -------          -----------
                                                          -----------  -----------    -------          -----------
    Total liabilities and stockholders' equity..........   $  66,051    $   6,941   $   4,990           $  77,982
                                                          -----------  -----------    -------          -----------
                                                          -----------  -----------    -------          -----------

The accompanying notes to pro forma condensed consolidated financial statements are an integral part of this statement.

                        ADVANCED ENERGY INDUSTRIES, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               ADVANCED
                                                                ENERGY        TOWER       PRO FORMA
                                                              (HISTORICAL) (HISTORICAL)  ADJUSTMENTS    PRO FORMA
                                                              -----------  -----------  -------------  -----------
Sales.......................................................   $  98,852    $  13,401   $    --         $ 112,253
Cost of Sales...............................................      62,038        9,769        --            71,807
                                                              -----------  -----------  -------------  -----------
Gross Margin................................................      36,814        3,632        --            40,446
                                                              -----------  -----------  -------------  -----------
Operating expenses:
  Research and development..................................      13,760          647        --  (F)       14,407
  Selling, general and administrative.......................      14,843          772       1,020(H)       16,635
                                                              -----------  -----------  -------------  -----------
Total operating expenses                                          28,603        1,419       1,020          31,042
                                                              -----------  -----------  -------------  -----------
Income from operations......................................       8,211        2,213      (1,020)          9,404
Other income (expense)......................................          93          (32)     (1,071)(G)      (1,010)
                                                              -----------  -----------  -------------  -----------
Income before income taxes..................................       8,304        2,181      (2,091)          8,394
Provision for income taxes..................................      (3,160)        (791)        399(I)       (3,552)
                                                              -----------  -----------  -------------  -----------
    Net income..............................................   $   5,144    $   1,390   $  (1,692)      $   4,842
                                                              -----------  -----------  -------------  -----------
                                                              -----------  -----------  -------------  -----------
    Earnings per share......................................   $    0.24                                $    0.22
                                                              -----------                              -----------
                                                              -----------                              -----------
    Weighted average common and common equivalent shares
      outstanding...........................................      21,666                                   21,666
                                                              -----------                              -----------
                                                              -----------                              -----------

The accompanying notes to pro forma condensed consolidated financial statements are an integral part of this statement.

                        ADVANCED ENERGY INDUSTRIES, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 ADVANCED
                                                                  ENERGY        TOWER       PRO FORMA
                                                                (HISTORICAL) (HISTORICAL)  ADJUSTMENTS     PRO FORMA
                                                                -----------  -----------  --------------  -----------
Sales.........................................................   $  53,358    $  10,832   $     --         $  64,190
Cost of Sales.................................................      33,298        7,470         --            40,768
                                                                -----------  -----------      -----       -----------
Gross Margin..................................................      20,060        3,362         --            23,422
                                                                -----------  -----------      -----       -----------
Operating expenses:
  Research and development....................................       6,334          180         --  (F)        6,514
  Selling, general and administrative.........................       7,085          420         510 (H)        8,015
                                                                -----------  -----------      -----       -----------
Total operating expenses......................................      13,419          600         510           14,529
                                                                -----------  -----------      -----       -----------
Income from operations........................................       6,641        2,762         (510)          8,893
Other income (expense)........................................        (101 )        (19 )       (480     (G)       (600 )
                                                                -----------  -----------       -----      -----------
Income before income taxes....................................       6,540        2,743         (990    )      8,293
Provision for income taxes....................................      (2,485 )     (1,005 )        179(I)       (3,311 )
                                                                -----------  -----------       -----      -----------
Net income....................................................  $    4,055   $    1,738   $     (811    ) $    4,982
                                                                -----------  -----------       -----      -----------
                                                                -----------  -----------       -----      -----------
Earnings per share............................................  $     0.19                                $     0.23
                                                                -----------                               -----------
                                                                -----------                               -----------
Weighted average common and common equivalent shares
  outstanding.................................................      21,906                                    21,906
                                                                -----------                               -----------
                                                                -----------                               -----------

           The accompanying notes to pro forma condensed consolidated financial statements are an integral part of this statement.

                        ADVANCED ENERGY INDUSTRIES, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                       CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS:

A.         Reflects $2,500,000 cash paid to the selling stockholder of Tower and $205,000 cash received from the selling stockholder of Tower in connection with certain transactions concurrent with the acquisition, including the collection of certain amounts due from the selling stockholder and the sale of Tower's wholly owned subsidiary, Hertel Aviation.

B.         Adjusted to reflect the excess of purchase price over the fair value of net assets acquired, or goodwill, of $7,497,000.

C.         Reflects a $1,500,000 non-interest bearing promissory note to the selling stockholder of Tower less imputed interest of $111,000 and a $12,000,000 term loan borrowed by the Company to effect the acquisition.

D.         Adjusted to reflect the disposition of Hertel Aviation's net assets (liability)
           concurrent with the acquisition transaction.

E.         Adjustment to eliminate the historical stockholder's equity of Tower.

F.         Represents $3,080,000 of purchased research and development in process which is expensed immediately for financial reporting purposes (the pro forma statement of operations does not include such charges since it is non-recurring).

PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS:

G.         Reflects imputed interest expense of $111,000 for the period from January 1, through
           December 31, 1996 on the one year, $1,500,000 non-interest bearing promissory note to the selling stockholder, and interest on the $12,000,000 term loan at the prime rate minus 0.25%, or a pro forma rate of 8%.

H.         Adjusted to reflect amortization of goodwill over an approximate 7 year period.

I.         Reflects the tax effect of pro forma adjustments. No tax effect is given to the amortization of goodwill since, for income tax reporting purposes, the historical basis of the net assets acquired is carried forward.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ADVANCED ENERGY INDUSTRIES, INC.

Dated: September 16, 1997                           By:            /s/ RICHARD P. BECK
                                                 ----------------------------------------
                                                              Richard P. Beck
                                                VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                                 EXHIBIT INDEX

  EXHIBIT    DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
       2.1   Share Purchase Agreement, dated as of August 11, 1997, by and among the Company, Roger C. Hertel and
             Tower Electronics, Inc. (incorporated by reference to the Initial Report)

      23.1   Consent of Coopers & Lybrand L.L.P.